Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report of Chartwell International Inc. (the “Company”) on Form 10-KSB for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: September 26, 2006

/s/ Imre Eszenyi

Name:	Imre Eszenyi
Title:	Acting President and Chairman
(Principal Executive Officer)

/s/ Paul Biberkraut

Name:	Paul Biberkraut
Title:	Chief Financial and Administrative
Officer (Principal Financial Officer
and Principal Accounting Officer)